                                                                    EXHIBIT 10.5


                               SUBLEASE AGREEMENT


         This SUBLEASE AGREEMENT ("Sublease") is made as of the ____ day of April, 1998, among ZAPATA CORPORATION, a Delaware corporation ("Sublessor") and OMEGA PROTEIN CORPORATION, a Nevada corporation ("Subtenant").

                                R E C I T A L S:

         A. By Lease Agreement, dated June 30, 1995 (as previously and hereafter amended from time to time, the "Primary Lease"), by and between Sublessor and Patriot Saint James I Investors, L.P., a Delaware limited partnership ("Landlord"), Landlord leased to Sublessor approximately 10,245 square feet at 1717 St. James Place Houston, Harris County, Texas (the "Demised Premises"), which, pursuant to an amendment, has been reduced to 6,707 square feet.

         B. Sublessor and Subtenant desire that Sublessor sublease to Subtenant approximately 3,350 rentable square feet of Demised Premises ("Subleased Premises").

                              P R O V I S I O N S:

         In consideration of the Recitals, the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Subtenant hereby agree as follows:

                                   ARTICLE 1
                         SUBLEASE OF SUBLEASED PREMISES

         1.1 SUBLEASED PREMISES. Sublessor, in consideration of the rents, covenants, agreements and conditions herein set forth which Subtenant hereby agrees shall be paid, kept and performed, does hereby sublease unto Subtenant, and Subtenant does hereby rent and sublease from Sublessor, the Subleased Premises, subject to all encumbrances and other matters affecting the Subleased Premises.

         1.2 HABENDUM CLAUSE. To have and to hold the Subleased Premises, together with all and singular the rights and privileges appurtenant thereunto attaching or in anywise belonging, exclusively unto Subtenant and its successors and assigns (to the extent permitted herein), for the term set forth in Article 2 hereof, subject to termination as herein provided and all encumbrances and other matters affecting the Subleased Premises and subject to and upon the covenants, agreements, terms, provisions and limitations herein set forth.

                                    ARTICLE 2
                                      TERM

         The term of this Sublease shall commence on the date of the Closing of Subtenant's initial public offering of its common stock. The date upon which the term of this Sublease commences shall be herein called the "Commencement Date." This Sublease shall terminate, unless sooner terminated pursuant to the provisions hereof, on the earlier of (i) termination of the Primary Lease (unless such termination was caused by a default by Subtenant under this Sublease) or (ii) termination of Sublessor's right to possession of the Demised Premises under the Primary Lease (unless such termination was caused by a default by Subtenant under this Sublease).

                                    ARTICLE 3
                                      RENT

         The rent for the Subleased Premises shall be payable in advance on the Commencement Date and on the first day of each month thereafter throughout the term of this Sublease. Each monthly installment shall be in the amount of the Sublessor's total monthly rental payments under the Primary Lease multiplied by a fraction, the numerator of which is the square footage within the Subleased Premises and the denominator of which is the total square footage of the Demised Premises under the Primary Lease. Such rent shall include any and all adjustments and escalation payments Sublessor is obligated to pay under the Primary Lease. All unpaid rent under the Sublease shall be due upon termination of this Sublease. The rent payable hereunder shall be payable to Sublessor, without notice or demand and without deduction, abatement or setoff, in lawful money of the United States, at the address of Sublessor set forth in the notice provision of this Sublease. If the Commencement Date or the last date of the term of this Sublease should be on any day other than the first or last date of a calendar month, respectively, then the rent for such month shall be made on a pro rata basis for the part of such month included within the term of this Sublease. All past due installments of rent shall bear interest at the rate which applies to past due payments in the Primary Lease and be subject to a late charges in the amount provided in the Primary Lease.

                                    ARTICLE 4
                     ADDITIONAL EXPENSES; SERVICES; PARKING

         4.1 ADDITIONAL EXPENSES. In addition to paying rent as set forth in
Article 3, Subtenant shall pay its pro rata share of any additional costs and expenses incurred by Sublessor under the Primary Lease or otherwise relating to the Demised Premises as a whole, and shall pay all of any additional costs and expenses (such as overtime air conditioning or heat) incurred by Sublessor with respect to the Subleased Premises. Any such sums shall be due within five (5) days of the date of an invoice therefor submitted by the Sublessor to Subtenant.

         4.2 PHONE SYSTEM. Subtenant currently utilizes Sublessor's telephone system and related equipment. During the Term, Subtenant shall be permitted to continue to use such phone system and related equipment and shall pay Sublessor therefor with each rent payment hereunder a monthly fee equal to fifty percent (50%) of the costs incurred by the Sublessor to own, lease and/or operate such phone system payable with each rent payment hereunder. Such equipment shall remain the property of Sublessor, and shall be returned to Sublessor upon termination of this Sublease. In the event Subtenant requires additional phone equipment during the Term, such equipment shall be acquired directly by Subtenant at Subtenant's cost, which additional equipment shall be the property of Subtenant. Subtenant shall pay, within five (5) days of invoice, all long distance charges incurred by Subtenant billed to Sublessor, and Subtenant's pro rata share, based on the number of phone extensions allocated to Sublessor, of local phone charges billed to Sublessor.

         4.3 PARKING. Subtenant shall be entitled to the use of one-half of the reserved parking spaces assigned to the Demised Premises. Subtenant shall not be required to pay any additional fees for the use of such parking spaces.

                                    ARTICLE 5
                  USE OF PREMISES; CONSTRUCTION OF IMPROVEMENTS

         5.1 USE OF SUBLEASED PREMISES AND COMMON AREAS. The Subleased Premises shall be used by Subtenant solely for office space and for no other purposes. Subtenant will not suffer or permit the use of the Subleased Premises, or any part thereof, in any manner that would violate any provision of the Primary Lease. Subtenant agrees that its use of any common areas in or about the building will not interfere with Sublessor's use thereof, and that Subtenant will not do or permit to be done any act which would prohibit or hinder Sublessor's use thereof.

         5.2 CONSTRUCTION OF IMPROVEMENTS. Subtenant shall make no alterations, installations, additions or improvements in or to the Subleased Premises without the prior written consent of Sublessor and, if required under the Primary Lease, the Landlord. Any such alterations, installations,additions or improvements shall be made at Subtenant's sole cost and expense, must be made in compliance with the terms of the Primary Leases, and may only be made by persons authorized pursuant to the terms of the Primary Leases. The removal of such alterations, installations, additions or improvements upon termination of this Sublease shall be governed by the provisions of Article 10 of this Sublease.

                                    ARTICLE 6
                       ASSUMPTION AGREEMENT AND COVENANTS

         6.1 OBSERVANCE OF PRIMARY LEASE PROVISIONS. The Subtenant agrees with Sublessor to fully and timely observe all of the provisions of the Primary Lease respecting the Subleased Premises which are to be observed during the term hereof by the Sublessor as tenant under the Primary Lease. None of the rights, titles or interests of Sublessor under the Primary Leases are assigned to Subtenant.

         6.2 SUPERIOR MATTERS. This Sublease, and all of Subtenant's rights and estates hereunder, are and shall always be subject and subordinated to the Primary Lease and all encumbrances and other matters affecting the building in which the Demised Premises is situated and the land on which such building is located. Subtenant acknowledges that it is familiar with the provisions of the Primary Lease.

                                    ARTICLE 7
                      LIMITATION OF LIABILITY AND INDEMNITY

         7.1 INDEMNITY. Except for injury to any person, or damage to the property of any person, proximately caused by the Sublessor or agents or employees of Sublessor, Subtenant shall indemnify and save Sublessor and its agents and employees harmless from and against all claims (including attorneys' fees and court costs) arising from any act or omission of Subtenant or Subtenant's agents, employees or contractors, or arising from any injury to any person or damage to the property of any person occurring during the term of this Sublease in or about the Demised Premises, including the Subleased Premises. Subtenant agrees to use and occupy the Subleased Premises at its own risk and hereby releases Sublessor, and agents or employees of Sublessor from all claims for any damage or injury to the full extent permitted by law, unless such damage or injury is proximately caused by the Sublessor or the agents or employees of Sublessor.

         7.2 INSURANCE. Subtenant shall secure and maintain in force comprehensive general liability insurance, including contractual liability specifically applying to the provisions of this Sublease and completed operations liability for reasonable and appropriate limits with respect to bodily injury or death to any number of persons in any one accident or occurrence and with respect to property damage in any one accident or occurrence. All insurance maintained in accordance with the provisions of this
Section 7.2 shall be issued by reputable insurance companies. If Subtenant fails to maintain such insurance, Sublessor, at its election but without obligation to do so, may procure such insurance as may be necessary to comply with these requirements, and Subtenant agrees to repay the cost of same to Sublessor on demand, with interest thereon at the maximum rate permitted by law from the date of expenditure until paid.

         7.3 CASUALTY OR CONDEMNATION. If the Subleased Premises are damaged by fire or other casualty or are condemned or taken in any manner for a public use, and this Sublease and the Primary Lease are not terminated as a result of such occurrence, it shall be solely the obligation of Landlord pursuant to the terms of the Primary Lease, and not of Sublessor, to repair, restore or rebuild the Subleased Premises, and Subtenant shall not be entitled to any award for any such condemnation.

                                    ARTICLE 8
                         CONDITION OF SUBLEASED PREMISES

         Subtenant shall accept possession of the Subleased Premises, and the fixtures and appurtenances therein, on the Commencement Date in its then present condition. Accordingly, Sublessor shall have no obligation what so ever to make or construct any improvements within the Subleased Premises. Subtenant shall maintain the Subleased Premises, and the fixtures and appurtenances therein, in good order, repair and condition at all times.

                                    ARTICLE 9
                             [INTENTIONALLY OMITTED]



                                   ARTICLE 10
                             FURNITURE AND FIXTURES

         Subtenant may from time to time, and shall at the termination of this Sublease, remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Subleased Premises provided: (a) Subtenant is not in default of any obligation or covenant under this Sublease at the time of such removal; and (b) Subtenant promptly repairs all damage caused by such removal. All other property at the Subleased Premises and any alteration, installation, addition or improvement in or to the Subleased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, walls or ceiling of the Subleased Premises shall remain the property of Sublessor and shall remain upon and be surrendered with the Subleased Premises as part thereof at the termination of this Sublease (or at the termination of Subtenant's right to possession of the Subleased Premises), Subtenant hereby waiving all rights to any payment or compensation therefor.

                                   ARTICLE 11
                         EVENTS OF DEFAULT AND REMEDIES

         11.1 EVENTS OF DEFAULT. Each of the following acts or omissions of Subtenant or occurrences shall constitute an "Event of Default":

                  (a) Failure by Subtenant to pay rent or any other sum payable hereunder within ten (10) days after receiving written notice from the Sublessor that such payment is past due hereunder;

                  (b) Failure to perform or observe any other covenant or condition of this Sublease by Subtenant to be performed or observed within ten
(10) days after receiving written notice from Sublessor of its failure to perform or observe any such covenant;

                  (c) Abandonment or vacating of the Subleased Premises or any significant portion thereof;

                  (d) The filing or execution or occurrence of any of the following; provided, however, in the case of any such filing or execution or occurrence which is involuntary with respect to Subtenant, such filing or execution or occurrence is not vacated within thirty (30) days after the occurrence thereof: a petition in bankruptcy or other insolvency proceeding by or against Subtenant; or petition or answer seeking relief under any provision of the United States Bankruptcy Code, or an assignment for the benefit of creditors or composition, or a petition or other proceeding by or against the Subtenant for the appointment of a trustee, receiver or liquidator of Subtenant or any property of Subtenant or a proceeding by any government authority for the dissolution or liquidation of Subtenant; or

                  (e) The termination or any occurrence giving rise to a right of termination of any of the Primary Lease or termination of Sublessor's right to possession or any occurrence giving rise to a right of termination of possession of the Demised Premises under the Primary Lease caused (in whole or in part) by the default of Subtenant under this Sublease.

         11.2 REMEDIES. This Sublease and the term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, and so long as such Event of Default remains uncured, Sublessor may, at its option, in addition to all other rights and remedies given hereunder or by law or equity, do either of the following:

                  (a) Terminate this Sublease, in which event Subtenant shall immediately surrender possession of the Subleased Premises to Sublessor; or

                  (b) Enter upon and take possession of the Subleased Premises and remove Subtenant and all other occupants therefrom, with or without having terminated the Sublease.

         11.3     LIABILITY OF SUBTENANT UPON TERMINATION.

                  (a) If Sublessor elects to terminate this Sublease by reason of an Event of Default, then, notwithstanding such termination, Subtenant shall be liable for and shall pay to Sublessor the sum of all rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rent reserved hereunder for the remaining portion of the term of this Sublease (had such term not been terminated by Sublessor prior to the date of expiration stated in Article 2), less the then present value of the fair rental value of the Subleased Premises for such period. All present values shall be based on a three percent (3%) per annum discount rate.

                  (b) If Sublessor elects to terminate this Sublease by reason of an Event of Default, in lieu of exercising the rights of Sublessor under the preceding subparagraph, Sublessor may instead hold Subtenant liable for all rent and other indebtedness accrued to the date of such termination, plus such rent and other indebtedness as would otherwise have been required to be paid by Subtenant to Sublessor during the period following termination of the term of this Sublease measured from the date of such termination by Sublessor until the date of expiration stated in Article 2 (had Sublessor not elected to terminate this Sublease on account of such Event of Default) diminished by any "Net Sums"(as hereinafter defined) thereafter received by Sublessor through reletting the Subleased Premises during said period. Actions to collect amounts due by Subtenant provided for in this Section may be brought from time to time by Sublessor during the aforesaid period, on one or more occasions, without the necessity of Sublessor's waiting until expiration of such period; and in no event shall Subtenant be entitled to any excess of rent (or rent plus other sums) obtained by reletting over and above the rent provided for in this Sublease. As used herein, the term "Net Sums" refers to all rent, if any,received by Sublessor through reletting the Subleased Premises following termination of this Sublease or termination of Subtenant's right to possession of the Subleased Premises, reduced by any expenses incurred by Sublessor as provided in Section 11.5.

         11.4 LIABILITY OF SUBTENANT UPON REPOSSESSION. If Sublessor elects to repossess the Subleased Premises without terminating this Sublease,then Subtenant shall be liable for and shall pay to Sublessor all rent and other indebtedness accrued to the date of such repossession, plus rent required to be paid by Subtenant to Sublessor during the remainder of the term of this Sublease (had such term not been terminated by Sublessor prior to the date of expiration stated in Article 2), diminished by any Net Sums there after received by Sublessor through reletting the Subleased Premises during said period. In no event shall Subtenant be entitled to any excess of any rent obtained by reletting over and above the rent herein reserved. Actions to collect amounts due by Subtenant as provided in this Section 11.5 may be brought from time to time, on one or more occasions, without the necessity of Sublessor's waiting until the expiration of the term of this Sublease.

         11.5 ADDITIONAL OBLIGATIONS OF SUBTENANT UPON DEFAULT. In case of an Event of Default, Subtenant shall also be liable for and shall pay to Sublessor, in addition to any sum provided to be paid above, (a) broker's fees incurred by Sublessor in connection with reletting the whole or any part of the Subleased Premises; (b) the cost of removing and storing Subtenant's or other occupants' property; (c) the cost of repairing the Subleased Premises into the condition called for by the terms of this Sublease; and (d) all expenses incurred by Sublessor in enforcing Sublessor's remedies, including reasonable attorneys' fees.

         11.6 SUBLESSOR'S RIGHT TO REMEDY DEFAULTS. If Subtenant should fail to make any payment or cure any default hereunder within the time herein permitted, Sublessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Subtenant (and enter the Subleased Premises for such purpose), and thereupon Subtenant shall be obligated to, and hereby agrees to, pay Sublessor, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Sublessor in taking such remedial action together with interest on all such sums at the highest non-usurious rate permitted by law from the date of such demand until payment.

         11.7 TENANT'S REMEDIES. In the event of any default by Sublessor, Subtenant shall be entitled to bring an action for damages and/or for declaratory or injunctive relief (in addition to any other relief or remedies that it may have at law or in equity), but prior to any such action Subtenant will give Sublessor written notice specifying such default with particularity, and Sublessor shall thereupon have ten (10) days (plus such additional reasonable period as may be required in the exercise by Sublessor of due diligence) in which to cure any such default. Unless and until Sublessor fails to so cure any default after such notice, Subtenant shall not have any remedy or cause of action by reason thereof. All obligations of Sublessor hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Sublessor only during the period of its possession of the Subleased Premises and not thereafter.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

         12.1 TEXAS LAW TO APPLY. THIS SUBLEASE SHALL BE CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND ALL OBLIGATIONS OF THE PARTIES CREATED HEREUNDER ARE PERFORMABLE IN HARRIS COUNTY,TEXAS.

         12.2 PARTIES BOUND. This Sublease shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         12.3 LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Sublease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Sublease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         12.4 PRIOR AGREEMENTS SUPERSEDED. This Sublease constitutes the sole and only agreement of the parties hereto with respect to the Subleased Premises and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

         12.5 NONWAIVER. Neither acceptance of rent by Sublessor nor failure by Sublessor to complain of any action, non-action or default of Subtenant shall constitute a waiver of any of Sublessor's rights hereunder. Waiver by Sublessor of any right for any default of Subtenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Sublessor of Subtenant's keys to the Subleased Premises shall not constitute an acceptance of surrender of the Subleased Premises. Failure by Subtenant to complain of any action, non-action or default by Sublessor shall not constitute a waiver of any of Subtenant's rights hereunder. Waiver by Subtenant of any right for any default of Sublessor shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default.

         12.6 BROKERS. Each party hereto acknowledges that no broker has been employed with respect to this Sublease. Sublessor hereby agrees to defend, indemnify and hold harmless Subtenant, and Subtenant hereby agrees to defend, indemnify and hold harmless Sublessor, from and against any claim by third parties for brokerage, commission, finder's or other fees relative to this Sublease or the subleasing of the Subleased Premises to Subtenant, and any court costs, attorneys' fees or other costs or expenses arising therefrom, which are alleged to be due by authorization of the indemnifying party.

         12.7 NOTICES. Any notice provided or permitted to be given under this Sublease must be in writing and may be served (i) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (ii) by delivering the same in person to such party; or (iii) by prepaid telegram or telex. Notice shall be effective upon receipt. For purposes of notice, the addresses of the parties shall be as follows:

         If to Sublessor:           Zapata Corporation
                                    1717 St. James Place, Suite 550
                                    Houston, Texas  77210
                                    Attention:    Avram Glazer, Chief Executive
                                                  Officer

                  with a copy to:

                                    Mr. Avram Glazer
                                    18 Stoney Clover Lane
                                    Pittsford, New York 14534

         If to Subtenant:           Omega Protein, Inc.
                                    1717 St. James Place, Suite 550
                                    Houston, Texas  77210
                                    Attention:    Joseph L. von Rosenberg III,
                                                  Chief Executive Officer and
                                                  President

Either party may change its address for notice by giving written notice thereof to the other party in accordance with the foregoing provisions of this Section 11.8.

         12.8 SURRENDER OF SUBLEASED PREMISES. Upon termination or expiration of this Sublease for any reason whatsoever, Subtenant shall peaceably quit, deliver up and surrender the Subleased Premises to Sublessor (i) free of all claims and encumbrances and (ii) in good order, repair and condition and in the same condition as the Subleased Premises will be on the Commencement Date, ordinary wear and tear excepted. Upon such termination or expiration, Sublessor may, without further notice, enter upon, re-enter and repossess itself of the Subleased Premises by force, summary proceedings, ejectment or otherwise, and may dispossess or remove Subtenant from the Subleased Premises.

         12.9 NO PARTNERSHIP. This Sublease shall create a landlord-tenant relationship only between Sublessor and Subtenant. In no event shall this Sublease create or be deemed to create a partnership, joint venture or any other type of relationship.

         12.10 NO FILING OF LEASE OR MEMORANDUM. Neither this Sublease nor any memorandum hereof shall be filed for record without the written consent of Sublessor, Landlord and Subtenant.

         IN WITNESS WHEREOF as of the first day written above, but effective as of the Commencement Date.


                                             OMEGA PROTEIN CORPORATION

                                             By:
                                                -------------------------------
                                             Name:
                                             Title:

                                             ZAPATA CORPORATION

                                             By:
                                                -------------------------------
                                             Name:
                                             Title: